UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2023, in connection with the Transaction (as defined below under Item 8.01), Express, Inc. (the “Company”) and WHP Investments, LLC, an affiliate of WHP Global, LLC (“WHP”), have agreed to, at the closing of the Transaction, enter into a license agreement (the “License Agreement”) that will provide the Company with an exclusive license in the United States to intellectual property related to the Bonobos (as defined below under Item 8.01) brand, including intellectual property rights for the Bonobos (as defined below) brand that will be acquired by WHP in connection with the Transaction. The License Agreement has an initial term of ten (10) years from the effective date, and will automatically renew for successive renewal terms of ten (10) years unless (i) the Company provides notice of non-renewal at least 24 months prior to the end of the initial or applicable renewal term, or (ii) WHP exercises its right to not renew in the event of certain failures by the Company to pay the annual guaranteed minimum royalty. Except for such non-renewal rights, the License Agreement will not be terminable by either party. The Company will pay WHP a royalty on net sales of certain licensed goods and will commit to an annual guaranteed minimum royalty during the term of the License Agreement (ranging from $6.5 million in the first contract year to $11.5 million in the tenth contract year and each contract year thereafter). The Company will pay royalties at a rate of (i) 3.25% of net sales arising from retail sales of certain licensed goods in the first through the fifth contract years (and 3.5% thereafter), and (ii) 8% of net sales arising from wholesale sales of such goods.

The foregoing description of the terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the form of License Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Transaction is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On April 13, 2023, the Company and WHP (including their respective subsidiaries) agreed to purchase the Bonobos business (“Bonobos”) from Walmart Inc. (the “Transaction”). Under the terms of the Transaction, which was arranged as part of the Company’s previously-announced strategic partnership with WHP Global, LLC, (i) WHP has agreed to purchase intellectual property related to the Bonobos brand for a purchase price of $50.0 million and (ii) the Company has agreed to purchase Bonobos’ operating assets and assume the related certain liabilities of the Bonobos business for a purchase price of $25.0 million, subject to a customary purchase price adjustment for net working capital. The completion of the Transaction is subject to customary closing conditions. At the closing of the Transaction, the Company will enter into the License Agreement with WHP as described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1*	Form of License Agreement, by and between Express, Inc. and WHP Investments, LLC.

99.1	Press release of Express, Inc. dated April 13, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Exhibits to the Form of License Agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

Date: April 13, 2023	/s/ Jason Judd
Jason Judd
Senior Vice President, Chief Financial Officer, and Treasurer